Exhibit 10.56

[Execution]

AMENDMENT NO. 16 AND WAIVER TO

AMENDED AND RESTATED LOAN AGREEMENT

This AMENDMENT NO. 16 AND WAIVER TO AMENDED AND RESTATED LOAN AGREEMENT (this “Amendment”), dated as of April 30, 2009, is entered into by and among Wise Alloys LLC, a Delaware limited liability company (“Alloys”), Wise Recycling, LLC, a Maryland limited liability company (“Recycling” and together with Alloys, each individually a “Borrower” and collectively, “Borrowers”), Wise Metals Group LLC, a Delaware limited liability company (“Group”), Wise Alloys Finance Corporation, a Delaware corporation (“Finance”), Listerhill Total Maintenance Center LLC, a Delaware limited liability company (“Listerhill”), Wise Warehousing, LLC, a Delaware limited liability company (“Warehousing”), Wise Recycling Texas, LLC, a Delaware limited liability company (“Recycling Texas”), Wise Recycling West, LLC, a Delaware limited liability company (“Recycling West” and together with Group, Finance, Listerhill, Warehousing and Recycling Texas, each individually a “Guarantor” and collectively, “Guarantors”), the lenders from time to time party thereto, and Wachovia Bank, National Association, successor by merger to Congress Financial Corporation, in its capacity as administrative agent (in such capacity, “Agent”) for Lenders (as hereinafter defined).

W I T N E S S E T H:

WHEREAS, Agent and the financial institutions from time to time parties to the Loan Agreement (as hereinafter defined) as lenders (each individually, a “Lender” and collectively, “Lenders”) have entered into financing arrangements with Borrowers pursuant to which Agent and Lenders have made and provided and hereafter may make and provide, upon certain terms and conditions, loans and advances and other financial accommodations to Borrowers as set forth in the Amended and Restated Loan Agreement, dated May 5, 2004, by and among Agent, Lenders, Borrowers and Guarantors, as amended by Amendment No. 1 to Amended and Restated Loan Agreement, dated as of June 30, 2004, Amendment No. 2 to Amended and Restated Loan Agreement, dated as of November 10, 2004, Amendment No. 3 and Waiver to Amended and Restated Loan Agreement, dated as of March 21, 2005, Amendment No. 4 to Amended and Restated Loan Agreement, dated as of October 31, 2005, Amendment No. 5 to Amended and Restated Loan Agreement, dated as of March 3, 2006, Amendment No. 6 to Amended and Restated Loan Agreement, dated as of March 31, 2006, Amendment No. 7 to Amended and Restated Loan Agreement, dated as of April 28, 2006, Amendment No. 8 to Amended and Restated Loan Agreement, dated as of June 12, 2006, Amendment No. 9 and Waiver to Amended and Restated Loan Agreement, dated as of August 4, 2006, Amendment No. 10 to Amended and Restated Loan Agreement, dated as of December 31, 2006, Amendment No. 11 to Amended and Restated Loan Agreement, dated as of July 31, 2007, Amendment No. 12 to Amended and Restated Loan Agreement, dated as of February 25, 2008, Amendment No. 13 and Waiver to Amended and Restated Loan Agreement, dated as of April 25, 2008, Amendment No. 14 to Amended and Restated Loan Agreement, dated as of October 8, 2008, and Amendment No. 15 to Amended and Restated Loan Agreement, dated December 17, 2008 (as the same now exists and may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced, the “Loan Agreement”) and the other agreements, documents and instruments referred to therein or any time executed and/or delivered in connection therewith or related thereto, including this Amendment (all of the foregoing, together with the Loan Agreement, as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced, being collectively referred to herein as the “Financing Agreements”);

WHEREAS, Borrowers have requested that Agent and Lenders agree to make certain amendments to the Loan Agreement and waive a certain Event of Default under the Loan Agreement, and Agent and Lenders are willing to agree to such requests, subject to the terms and conditions contained herein;

WHEREAS, the parties hereto desire to enter into this Amendment to evidence and effectuate such amendments and waiver, subject to the terms and conditions and to the extent set forth herein;

NOW, THEREFORE, in consideration of the premises and covenants set forth herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1. Definitions.

(a) Additional Definitions. As used herein, the following terms shall have the meanings given to them below and the Loan Agreement shall be deemed and is hereby amended to include, in addition and not in limitation, the following definitions:

(i) “Amendment No. 16” shall mean Amendment No. 16 and Waiver to Amended and Restated Loan Agreement, dated as of April 30, 2009, among Agent, Lenders, Borrowers and Guarantors, as the same now exists and may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

(ii) “Amendment No. 16 Effective Date” shall mean the first date on which all of the conditions precedent to the effectiveness of Amendment No. 16 shall have been satisfied or shall have been waived by Agent.

(b) Amendments to Definitions.

(i) Adjusted Loan Limit. The definition of “Adjusted Loan Limit” in the Loan Agreement is hereby amended by deleting such definition in its entirety and replacing it with the following:

“ ‘Adjusted Loan Limit’ shall mean, on any date, the amount equal to the lesser of (a) $156,000,000, (b) the amount of the aggregate Borrowing Bases of all Borrowers on such date and (c) the sum of (i) the amount of the Eligible Working Capital on such date, plus (ii) the amount of the Eligible Working Capital Variance on such date.”

(ii) Commitment. The definition of “Commitment” in Section 1.27 of the Loan Agreement is hereby amended by deleting such definition in its entirety and replacing it with the following:

“1.27 ‘Commitments’ shall mean, collectively, the Tranche A Commitments, the Tranche C Commitments and the Tranche D Commitments; sometimes being individually referred to herein as a ‘Commitment’.”

(iii) Loans. The definition of “Loans” in Section 1.81 of the Loan Agreement is hereby amended by deleting such definition in its entirety and replacing it with the following:

“ ‘Loans’ shall mean, collectively, the Tranche A Loans, the Tranche C Loan and the Tranche D Loan.”

(iv) Maximum Credit. The definition of “Maximum Credit” in Section 1.84 of the Loan Agreement is hereby amended by deleting such definition in its entirety and replacing it with the following:

“1.84 ‘Maximum Credit’ shall mean the amount of $274,000,000.”

(v) Required Lenders. The definition of “Required Lenders” in Section 1.113 of the Loan Agreement is hereby amended by deleting such definition in its entirety and replacing it with the following:

“1.113 ‘Required Lenders’ shall mean, at any time, those Lenders (other than Equity Affiliated Lenders, Tranche C Lenders and Tranche D Lenders) whose Pro Rata Shares aggregate sixty-six and two-thirds (66 2/3%) percent or more of the aggregate of the Commitments of all Lenders (other than Equity Affiliated Lenders, Tranche C Lenders and Tranche D Lenders), or if the Commitments shall have been terminated or reduced to zero, Lenders (other than Equity Affiliated Lenders, Tranche C Lenders and Tranche D Lenders) to whom at least sixty-six and two-thirds (66 2/3%) percent of the then outstanding Obligations (other than Obligations in respect of the Tranche C Loan and the Tranche D Loan) are owing.”

(vi) Revolving Loan Limit. The definition of “Revolving Loan Limit” in the Loan Agreement is hereby amended by deleting such definition in its entirety and replacing it with the following:

“ ‘Revolving Loan Limit’ shall mean, as to each Borrower, the amount equal to (a) the lesser of (i) $156,000,000 and (ii) the Eligible Working Capital minus (b) the then outstanding principal amount of the Revolving Loans and Letter of Credit Accommodations provided to the other Borrowers.”

(vii) Revolving Loans. The definition of “Revolving Loans” in the Loan Agreement is hereby amended by deleting such definition in its entirety and replacing it with the following:

“Revolving Loans” shall mean the Tranche A Loans.”

(viii) Special Availability Reserve. The definition of “Special Availability Reserve” in the Loan Agreement is hereby amended by deleting such definition in its entirety and replacing it with the following:

“Special Availability Reserve” shall mean the special Reserve established by Agent reducing the amount of Loans and Letter of Credit Accommodations which would otherwise be available to Borrowers in the amount of $0; provided, that, the amount of such special Reserve shall be $10,000,000 from and at all times after the first date on which the aggregate Excess Availability of Borrowers at any time during any week set forth on Schedule 1 to Amendment No. 16 has fallen below the amount set forth on such Schedule for such week.

(ix) Tranche D Loan. The definition of “Tranche D Loan” in the Loan Agreement is hereby amended by deleting such definition in its entirety and replacing it with the following:

“ ‘Tranche D Loan’ shall mean, collectively, the term loan in the aggregate principal amount of $50,000,000 made by Tranche D Lenders to Borrowers on the Amendment No. 15 Effective Date and the term loan in the aggregate principal amount of $46,000,000 made by Tranche D Lenders to Borrowers on the Amendment No. 16 Effective Date, in each case as set forth in Section 2.1(i) hereof.”

(x) Triggering Event. The definition of “Triggering Event” in the Loan Agreement is hereby amended by deleting clause (e) of such definition in its entirety and replacing it with the following:

“(e) [Intentionally Deleted].”

(c) Interpretation. Capitalized terms used herein which are not otherwise defined herein shall have the respective meanings ascribed thereto in the Loan Agreement.

2. Loans.

(a) Section 2.1(a) of the Loan Agreement is hereby amended by deleting such Section in its entirety and replacing it with the following:

“(a) Subject to and upon the terms and conditions contained herein, each Tranche A Lender severally (and not jointly) agrees to fund its Pro Rata Share of Tranche A Loans to each Borrower from time to time in amounts requested by such Borrower (or Administrative Borrower on behalf of such Borrower) up to the amount outstanding at any time equal to the Tranche A Commitment of such Tranche A Lender; provided, that, after giving effect to any such Tranche A Loan, (x) the principal amount of the Tranche A Loans and Letter of Credit Accommodations outstanding with respect to any Borrower shall not exceed the lesser of (1) the Borrowing Base of such Borrower at such time or (2) the Revolving Loan Limit of such Borrower at such time and (y) the aggregate principal amount of the Loans and Letter of Credit Accommodations outstanding to all Borrowers shall not exceed the lesser of (1) the Maximum Credit or (2) the Eligible Working Capital.”

(b) Sections 2.1(c) through (g) of the Loan Agreement are hereby amended by deleting such Sections in their entirety and replacing them with the following:

“(c) Except in Agent’s discretion, with the consent of all Lenders, or as otherwise provided herein, (i) the aggregate amount of the Loans and Letter of Credit Accommodations outstanding at any time shall not exceed the Maximum Credit or the Eligible Working Capital, (ii) the aggregate amount of the Revolving Loans and Letter of Credit Accommodations outstanding at any time to a Borrower shall not exceed the Borrowing Base of such Borrower or the Revolving Loan Limit of such Borrower, and (iii) the aggregate principal amount of Revolving Loans and Letter of Credit Accommodations outstanding at any time to a Borrower based on the Eligible Inventory of such Borrower shall not exceed the Inventory Loan Limit for such Borrower.

(d) In the event that the aggregate amount of the Loans and Letter of Credit Accommodations outstanding at any time exceeds the Maximum Credit or the Eligible Working Capital, or the aggregate amount of the Revolving Loans and Letter of Credit Accommodations outstanding at any time to a Borrower exceeds the Borrowing Base of such Borrower or the Revolving Loan Limit of such Borrower, or the aggregate principal amount of Revolving Loans and Letter of Credit Accommodations based on Eligible Inventory of a Borrower exceeds the Inventory Loan Limit of such Borrower, or the aggregate amount of the outstanding Letter of Credit Accommodations exceeds the sublimit for Letter of Credit Accommodations set forth in Section 2.2(e) hereof, such event shall not limit, waive or otherwise affect any rights of Agent or Lenders in such circumstances or on any future occasions and Borrowers shall, upon demand by Agent, which may be made at any time or from time to time, immediately repay to Agent the entire amount of any such excess(es) for which payment is demanded.

(e) [Intentionally Deleted].

(f) [Intentionally Deleted].

(g) [Intentionally Deleted].”

(c) Sections 2.1(i) of the Loan Agreement is hereby amended by deleting such Section in its entirety and replacing it with the following:

“(i) Subject to and upon the terms and conditions contained herein, in Amendment No. 15 and in the other Financing Agreements, each Tranche D Lender agrees to fund a portion of the Tranche D Loan to or for the benefit of Borrowers on the Amendment No. 15 Effective Date in an amount equal to its Pro Rata Share of the aggregate original principal amount of $50,000,000. Subject to and upon the terms and conditions contained herein, in Amendment No. 16 and in the other Financing Agreements, each Tranche D Lender agrees to fund a portion of the Tranche D Loan to or for the benefit of Borrowers on the Amendment No. 16 Effective Date in an amount equal to its Pro Rata Share of the aggregate original principal amount of $46,000,000. The Tranche D Loan (i) shall be repaid, together with interest and other amounts payable with respect thereto, in accordance with the provisions of this Agreement and the other Financing Agreements, (ii) shall be secured by all of the Collateral, and (iii) shall be subject to the Guarantees made by Borrowers and Guarantors in favor of Agent. Except for the making of the Tranche D Loan as set forth in this Section 2.1(i), Borrowers shall have no right to request from Tranche D Lenders, and Tranche D Lenders shall have no obligation to make, any additional loans or advances to Borrowers under this Section 2.1(i) after the Amendment No. 16 Effective Date and any repayments of the Tranche D Loan shall not be subject to any readvance to or reborrowing by Borrowers.”

3. Commitments. Section 2.3 of the Loan Agreement is hereby amended by deleting such Section in its entirety and replacing it with the following:

“2.3 Commitments. The aggregate amount of each Tranche A Lender’s Pro Rata Share of the Tranche A Loans and Letter of Credit Accommodations shall not exceed the amount of such Tranche A Lender’s Tranche A Commitment, the aggregate amount of each Tranche C Lender’s Pro Rata Share of the Tranche C Loan shall not exceed the amount of such Tranche C Lender’s Tranche C Commitment, and the aggregate amount of each Tranche D Lender’s Pro Rata Share of the Tranche D Loan shall not exceed the amount of such Tranche D Lender’s Tranche D Commitment, as the same may from time to time be amended in accordance with the provisions hereof.”

4. Fees.

(a) Section 3.2(a) of the Loan Agreement is hereby amended by deleting such Section in its entirety and replacing it with the following:

“(a) Unused Line Fee. Borrowers shall pay to Agent, for the account of Tranche A Lenders, monthly an unused line fee at a rate equal to one-half (.50%) percent per annum calculated upon the amount by which $156,000,000 exceeds the average daily principal balance of the outstanding Revolving Loans and Letter of Credit Accommodations during the immediately preceding month (or part thereof) while this Agreement is in effect and for so long thereafter as any of the Obligations are outstanding, which fee shall be payable on the first day of each month in arrears.”

(b) Section 3.2(b) of the Loan Agreement is hereby amended by deleting such Section in its entirety and replacing it with the following:

“(b) [Intentionally Deleted].”

5. Payments. Section 6.4(a) of the Loan Agreement is hereby amended by deleting such Section in its entirety and replacing it with the following:

“(a) All Obligations shall be payable to the Agent Payment Account as provided in Section 6.3 or such other place as Agent may designate from time to time. Agent shall apply payments received or collected from any Borrower or Guarantor or for the account of any Borrower or Guarantor (including the monetary proceeds of collections or of realization upon any Collateral) as follows (subject to the provisions of the Intercreditor Agreement): first, to pay any fees, indemnities or expense reimbursements then due to Agent and Lenders from any Borrower or Guarantor; second, to pay interest due in respect of any Loans (and including any Special Agent Advances); third, to pay or prepay principal in respect of Special Agent Advances; fourth, to pay or prepay principal in respect of the Revolving Loans, whether or not then due, to pay or prepay Obligations arising under or pursuant to any Hedge Agreements of a Borrower or Guarantor with an Affiliate of Agent (but as to any such Obligations arising under or pursuant to any Hedge Agreement, up to the amount of any then effective Reserve established in respect of such Obligations), and, at any time an Event of Default exists or has occurred and is continuing, to be held as cash collateral in the amount equal to one hundred five (105%) percent of the amount of the Letter of Credit Accommodations plus the amount of any fees and expenses payable in connection therewith through the end of the latest expiration date of such Letter of Credit Accommodations, on a pro rata basis; fifth, to pay or prepay principal in respect of the Tranche C Loan; sixth, to pay or prepay principal in respect of the Tranche D Loan; seventh, to pay or prepay any other Obligations (excluding Obligations arising under or pursuant to Hedge Agreements) whether or not then due, in such order and manner as Agent determines, and eighth, to pay or prepay any Obligations arising under or pursuant to Hedge Agreements (other than to the extent provided for above) on a pro rata basis. Notwithstanding anything to the contrary contained in the immediately prior sentence or any of the other provisions of this Agreement or any of the other Financing Agreements, upon and after the occurrence and during the continuance of a Triggering Event Agent shall apply payments received or collected from any Borrower or Guarantor or for the account of any Borrower or Guarantor (including the monetary proceeds of collections or of realization upon any Collateral) as follows (subject to the provisions of the Intercreditor Agreement): first, to pay any fees, indemnities or expense reimbursements then due to Agent and Collateral Agent from any Borrower or Guarantor; second, to pay any fees, indemnities or expense reimbursements then due to Tranche A Lenders from any Borrower or Guarantor; third, to pay interest due in respect of any Tranche A Loans (and including any Special Agent Advances); fourth, to pay or prepay principal in respect of Special Agent Advances; fifth, to pay or prepay principal in respect of the Revolving Loans, whether or not then due, and to be held as cash collateral in the amount equal to one hundred five (105%) percent of the amount of the Letter of Credit Accommodations plus the amount of any fees and expenses payable in connection therewith through the end of the latest expiration date of such Letter of Credit Accommodations, and to pay or prepay Obligations arising under or pursuant to any Hedge Agreements of a Borrower or Guarantor with an Affiliate of Agent (but as to any such Obligations arising under or pursuant to any Hedge Agreement, up to the amount of any then effective Reserve established in respect of such Obligations), on a pro rata basis; sixth, to pay any fees, indemnities and expense reimbursements then due to Tranche C Lenders from any Borrower or Guarantor; seventh, to pay interest due in respect of the Tranche C Loan; eighth, to pay or prepay principal in respect of the Tranche C Loan, whether or not then due; ninth, to pay any fees, indemnities and expense reimbursements then due to Tranche D Lenders from any Borrower or Guarantor; tenth, to pay interest due in respect of the Tranche D Loan; eleventh, to pay or prepay principal in respect of the Tranche D Loan, whether or not then due; twelfth, to pay or prepay any other Obligations (excluding Obligations arising under or pursuant to Hedge Agreements) whether or not then due, in such order and manner as Agent determines, on a pro rata basis; and thirteenth, to pay or prepay any Obligations arising under or pursuant to Hedge Agreements (other than to the extent provided for above) on a pro rata basis. Notwithstanding anything to the contrary contained in this Agreement, (i) unless so directed by Administrative Borrower, or unless an Event of Default shall exist or have occurred and be continuing, Agent shall not apply any payments which it receives to any Eurodollar Rate Loans, except (A) on the expiration date of the Interest Period applicable to any such Eurodollar Rate Loans or (B) in the event that there are no outstanding Prime Rate Loans and (ii) to the extent any Borrower uses any proceeds of the Loans or Letter of Credit Accommodations to acquire rights in or the use of any Collateral or to repay any Indebtedness used to acquire rights in or the use of any Collateral, payments in respect of the Obligations shall be deemed applied first to the Obligations arising from Loans and Letter of Credit Accommodations that were not used for such purposes and second to the Obligations arising from Loans and Letter of Credit Accommodations the proceeds of which were used to acquire rights in or the use of any Collateral in the chronological order in which such Borrower acquired such rights in or the use of such Collateral.”

6. Pro Rata Treatment.

(a) Section 6.8(b) of the Loan Agreement is hereby amended by deleting such Section in its entirety and replacing it with the following:

“(b) [Intentionally Deleted].”

(b) Section 6.8(f) of the Loan Agreement is hereby amended by deleting such Section in its entirety and replacing it with the following:

“(f) [Intentionally Deleted].”

7. Settlement Procedures. Section 6.10(c) of the Loan Agreement is hereby amended by deleting the fourth sentence of such Section in its entirety.

8. Minimum EBITDA. Section 9.17 of the Loan Agreement is hereby amended by deleting such Section in its entirety and replacing it with the following:

“9.17 [Intentionally Deleted].”

9. Amendments and Waivers.

(a) Section 11.3(a) of the Loan Agreement is hereby amended by deleting clause (iii) from such Section in its entirety and replacing it with the following:

“(iii) (A) release any Guarantor or release or subordinate Collateral Agent’s lien on any Collateral (except as expressly required hereunder or under any of the other Financing Agreements or applicable law and except as permitted under Section 12.11(b) hereof), without the consent of Agent and all of the Tranche A Lenders, and so long as a Triggering Event shall not have occurred and be continuing, without the consent of all of the Tranche D Lenders, or (B) amend the definition of “Special Availability Reserve” without the consent of Agent and all of the Tranche A Lenders”.

(b) Section 11.3(a) of the Loan Agreement is hereby further amended by deleting clause (viii) from such Section in its entirety and replacing it with the following:

“(viii) [Intentionally Deleted].”

10. Additional Loans. Section 12.8 of the Loan Agreement is hereby amended by (a) deleting each reference to “Tranche A Lenders and Tranche B Lenders” and replacing it with “Tranche A Lenders” and (b) deleting the reference to “Each Tranche A Lender and Tranche B Lender” and replacing it with “Each Tranche A Lender”.

11. Collateral Matters. Section 12.11 (a)(iii) of the Loan Agreement is hereby amended by deleting (a) deleting the reference to “each Tranche A Lender and each Tranche B Lender” and replacing it with “each Tranche A Lender”, (b) deleting the reference to “such Tranche A Lender’s and such Tranche B Lender’s Pro Rata Share” and replacing it with “such Tranche A Lender’s Pro Rata Share”, and (c) deleting each reference to “such Tranche A Lender or such Tranche B Lender” and replacing it with “such Tranche A Lender”.

12. Schedules to Loan Agreement. After giving effect to the change in the Commitments as provided for herein, Schedule 1.27 to the Loan Agreement shall be deemed amended by deleting such Schedule in its entirety and replacing it with the Schedule attached hereto as Schedule 2.

13. Waiver of Event of Default.

(a) Subject to the terms and conditions set forth herein, Agent and Lenders hereby waive the Event of Default under Section l0.1(a)(iii) of the Loan Agreement arising from the failure of Borrowers and Guarantors to comply with the terms of Section 9.6(a)(i) of the Loan Agreement with respect to the fiscal month ending on or about February 28, 2009 (the “Acknowledged Event of Default”).

(b) Agent and Lenders have not waived, are not by this Amendment waiving, and have no intention of waiving any Event of Default which may have occurred on or prior to the date hereof, whether or not continuing on the date hereof, or which may occur after the date hereof (whether the same or similar to the Acknowledged Event of Default or otherwise), other than the Acknowledged Event of Default. The foregoing waiver shall not be construed as a bar to or a waiver of any other or further Event of Default on any future occasion, whether similar in kind or otherwise and shall not constitute a waiver, express or implied, of any of the rights and remedies of Agent or any Lender arising under the terms of the Loan Agreement or any other Financing Agreements on any future occasion or otherwise.

14. Additional Representations, Warranties and Covenants. Borrowers and Guarantors, jointly and severally, represent, warrant and covenant with and to Agent and Lenders as follows, which representations, warranties and covenants are continuing and shall survive the execution and delivery hereof, and the truth and accuracy of, or compliance with each, together with the representations, warranties and covenants in the other Financing Agreements, being a continuing condition of the making of Loans by Lenders to Borrowers:

(a) This Amendment and the other Financing Agreements executed and/or delivered by any Borrower or Guarantor in connection herewith (together with this Amendment, the “Amendment Documents”) have been duly authorized, executed and delivered by all necessary action on the part of each Borrower and Guarantor which is a party hereto and, if necessary, their respective members or stockholders, as the case may be, and is in full force and effect as of the date hereof, as the case may be, and the agreements and obligations of Borrowers and Guarantors contained herein or therein constitute legal, valid and binding obligations of Borrowers and Guarantors enforceable against them in accordance with their terms, except as such enforceability may be limited by (i) bankruptcy, insolvency, reorganization, moratorium or similar laws of general applicability affecting the enforcement of creditors’ rights and (ii) the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(b) As of the date hereof, all of the representations and warranties set forth in the Loan Agreement and the other Financing Agreements are true and correct in all material respects on and as of the date hereof as if made on the date hereof, except to the extent any such representation or warranty is made as of a specified date, in which case such representation or warranty shall have been true and correct as of such date.

(c) Neither the execution, delivery and performance of this Amendment or any other Amendment Document, nor the consummation of any of the transactions contemplated herein or therein (i) are in contravention of law or any indenture, agreement or undertaking (including the Indenture) to which any Borrower or Guarantor is a party or by which any Borrower or Guarantor or its property are bound, or (ii) violates any provision of the Certificate of Incorporation, Certificate of Formation, Operating Agreement, By-Laws or other governing documents of any Borrower or Guarantor.

(d) After giving effect to the change in the Commitments as provided for herein, the Indebtedness under the Loan Agreement continues to constitute “Permitted Indebtedness” under (and as defined in) the Indenture.

(e) As of the date of this Amendment and after giving effect to the waiver of the Acknowledged Event of Default granted herein, no Default or Event of Default exists or has occurred and is continuing.

15. Conditions Precedent. The provisions contained herein shall be effective as of the date hereof, but only upon the satisfaction of each of the following conditions precedent, in a manner satisfactory to Agent:

(a) Agent shall have received an original of this Amendment, duly authorized, executed and delivered by Borrowers, Guarantors and all of the Lenders;

(b) Agent shall have received, in form and substance satisfactory to Agent, an opinion letter of counsel to Borrowers and Guarantors with respect to this Amendment and such other matters as Agent may request (including, without limitation, an opinion as to no conflicts with other Indebtedness);

(c) Agent shall have received, in form and substance satisfactory to Agent, a certificate of the Chief Financial Officer of Administrative Borrower certifying, among other things, that: (i) after giving effect to the change in the Commitments as provided for herein, the Indebtedness under the Loan Agreement shall continue to be “Permitted Indebtedness” for all purposes under the Indenture, and (ii) after giving effect to the modifications set forth herein, the performance of the terms and conditions of the Loan Agreement and the other Financing Agreements and the incurrence of Obligations by Borrowers and Guarantors thereunder (A) are within each Borrower’s and Guarantor’s corporate or limited liability company powers, (B) have been duly authorized by each Borrower and Guarantor, (C) are not in contravention of law or the terms of any Borrower’s or Guarantor’s certificate of incorporation, certificate of formation, by laws, operating agreement or other organizational documentation, or any indenture (including the Indenture), agreement or undertaking to which any Borrower or Guarantor is a party or by which any Borrower or Guarantor or its property are bound, and (D) will not result in the creation or imposition of, or require or give rise to any obligation to grant, any lien, security interest, charge or other encumbrance upon any property of any Borrower or Guarantor, other than the liens in favor of Agent;

(d) all representations and warranties contained herein, in the Loan Agreement and in the other Financing Agreements shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on and as of the date hereof and after giving effect hereto, except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and accurate on and as of such earlier date);

(e) no law, regulation, order, judgment or decree of any Governmental Authority shall exist, and no action, suit, investigation, litigation or proceeding shall be pending or threatened in any court or before any arbitrator or Governmental Authority, which (i) purports to enjoin, prohibit, restrain or otherwise affect (A) the making of the Loans or providing the Letter of Credit Accommodations, or (B) the consummation of the transactions contemplated pursuant to the terms of this Amendment, the Loan Agreement or the other Financing Agreements or (ii) has or has a reasonable likelihood of having a Material Adverse Effect; and

(f) as of the date of this Amendment and after giving effect to the waiver of the Acknowledged Event of Default granted herein, no Default or Event of Default shall exist or shall have occurred and be continuing.

16. Effect of this Amendment; Entire Agreement. Except as expressly set forth herein, no other changes or modifications to the Financing Agreements are intended or implied, and in all other respects the Financing Agreements are hereby specifically ratified, restated and confirmed by all parties hereto as of the date hereof. This Amendment and any instruments or documents delivered or to be delivered in connection herewith, represent the entire agreement and understanding concerning the subject matter hereof and thereof between the parties hereto, and supersede all other prior agreements, understandings, negotiations and discussions, representations, warranties, commitments, proposals, offers and contracts concerning the subject matter hereof, whether oral or written. To the extent of conflict between the terms of this Amendment and the other Financing Agreements, the terms of this Amendment shall control. The Loan Agreement and this Amendment shall be read and construed as one agreement.

17. Further Assurances. The parties hereto shall execute and deliver such additional documents and take such additional action as may be reasonably necessary or desirable to effectuate the provisions and purposes of this Amendment.

18. Governing Law. The validity, interpretation and enforcement of this Amendment and any dispute arising out of the relationship between the parties hereto whether in contract, tort, equity or otherwise, shall be governed by the internal laws of the State of New York (including, without limitation, Section 5-1401 of the New York General Obligations Law) but excluding any principles of conflicts of law or other rule of law that would cause the application of the law of any jurisdiction other than the laws of the State of New York.

19. Binding Effect. This Amendment shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors and assigns.

20. Headings. The headings listed herein are for convenience only and do not constitute matters to be construed in interpreting this Amendment.

21. Counterparts. This Amendment may be executed in any number of counterparts, but all of such counterparts shall together constitute but one and the same agreement. In making proof of this Amendment, it shall not be necessary to produce or account for more than one counterpart thereof signed by each of the parties hereto. This Amendment may be executed and delivered by telecopier or other electronic method of transmission with the same force and effect as if it were a manually executed and delivered counterpart.

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IN WITNESS WHEREOF, Agent, Lenders, Borrowers and Guarantors have caused this Amendment to be duly executed as of the day and year first above written.

AGENT AND LENDERS

WACHOVIA BANK, NATIONAL ASSOCIATION, as Agent and as a Lender

By:	/s/ Herbert C. Korn
Name:	Herbert C. Korn
Title:	Director

BANK OF AMERICA, N.A., as a Lender

By:	/s/ Robert Anchundia
Name:	Robert Anchundia
Title:	Vice President

BURDALE FINANCIAL LIMITED, as a Lender

By:	/s/ Antirno Barbieri
Name:	Antirno Barbieri
Title:	Duly Authorized Signatory

By:	/s/ Phillip R. Webb
Name:	Phillip R. Webb
Title:	Duly Authorized Signatory

THE EMPLOYEES’ RETIREMENT SYSTEM OF ALABAMA, as a Lender

By:	/s/ Dr. David G. Bronner
Name:	Dr. David G. Bronner
Title:	Chief Executive Officer

THE TEACHERS’ RETIREMENT SYSTEM OF ALABAMA, as a Lender

By:	/s/ Dr. David G. Bronner
Name:	Dr. David G. Bronner
Title:	Chief Executive Officer

BALL METAL BEVERAGE CONTAINER CORP., as a Lender

By:	/s/ S.C. Morrison
Name:	S.C. Morrison
Title:	Treasurer

[SIGNATURES CONTINUED ON NEXT PAGE]

[SIGNATURES CONTINUED FROM PREVIOUS PAGE]

BORROWERS AND GUARANTORS

WISE ALLOYS LLC

By:	/s/ Alex Godwin
Name:	Alex Godwin
Title:	CFO

WISE RECYCLING, LLC

By:	/s/ Richard Weaver
Name:	Richard Weaver
Title:	Executive Vice President

WISE METALS GROUP LLC

By:	/s/ Kenneth Stastny
Name:	Kenneth Stastny
Title:	Chief Financial Officer

WISE ALLOYS FINANCE CORPORATION

By:	/s/ Ken Stastny
Name:	Ken Stastny
Title:	Treasurer

LISTERHILL TOTAL MAINTENANCE CENTER LLC

By:	/s/ James Tierney
Name:	James Tierney
Title:	Treasurer

WISE RECYCLING TEXAS, LLC

By:	/s/ James Tierney
Name:	James Tierney
Title:	Treasurer

WISE WAREHOUSING, LLC

By:	/s/ James Tierney
Name:	James Tierney
Title:	Treasurer

WISE RECYCLING WEST, LLC

By:	/s/ James Tierney
Name:	James Tierney
Title:	Treasurer

SCHEDULE 1

TO

AMENDMENT NO. 16

TO

AMENDED AND RESTATED LOAN AGREEMENT

Projected Excess Availability

Week ended:	Target Excess Availability:
April 10, 2009	$40,000,000
April 17, 2009	$40,000,000
April 24, 2009	$40,000,000
May 1, 2009	$41,000,000
May 8, 2009	$41,000,000
May 15, 2009	$41,000,000
May 22, 2009	$41,000,000
May 29, 2009	$41,000,000
June 5, 2009	$40,000,000
June 12, 2009	$40,000,000
June 19, 2009	$40,000,000
June 26, 2009	$40,000,000
July 3, 2009	$40,000,000
July 10, 2009	$40,000,000
July 17, 2009	$40,000,000
July 24, 2009	$40,000,000
July 31, 2009	$40,000,000
August 7, 2009	$37,000,000
August 14, 2009	$37,000,000
August 21, 2009	$37,000,000
August 28, 2009	$37,000,000
September 4, 2009	$38,000,000
September 11,2009	$38,000,000
September 18, 2009	$38,000,000
September 25, 2009	$38,000,000
October 2, 2009	$36,500,000
October 9, 2009	$36,500,000
October 16, 2009	$36,500,000
October 23, 2009	$36,500,000
October 30, 2009	$36,500,000
November 6, 2009	$29,500,000
November 13, 2009	$29,500,000
November 20, 2009	$29,500,000
November 27, 2009	$29,500,000
December 4, 2009	$27,000,000

Schedule 1 continued

Week ended:	Target Excess Availability:
December 11, 2009	$27,000,000
December 18, 2009	$27,000,000
December 25, 2009	$27,000,000
January 1, 2010	$23,000,000
January 8, 2010	$23,000,000
January 15, 2010	$23,000,000
January 22, 2010	$23,000,000
January 29, 2010	$23,000,000
February 5, 2010	$22,000,000
February 12, 2010	$22,000,000
February 19, 2010	$22,000,000
February 26, 2010	$22,000,000
March 5, 2010	$21,000,000
March 12, 2010	$21,000,000
March 19, 2010	$21,000,000
March 26, 2010	$21,000,000
April 2, 2010	$20,000,000
April 9, 2010	$20,000,000
April 16, 2010	$20,000,000
April 23, 2010	$20,000,000
April 30, 2010	$20,000,000
May 7, 2010	$20,000,000

SCHEDULE 2

TO

AMENDMENT NO. 16

TO

AMENDED AND RESTATED LOAN AGREEMENT

SCHEDULE 1.27

TO

AMENDED AND RESTATED LOAN AGREEMENT

Commitments

Lender	Tranche A Commitment	Tranche B Commitment	Tranche C Commitment	Tranche D Commitment	Total Commitments
Wachovia Bank, National Association	$74,000,000	$0	$0	$0	$74,000,000
Bank of America, N.A.	$60,000,000	$0	$0	$0	$60,000,000
Burdale Financial Limited	$22,000,000	$0	$0	$0	$22,000,000
The Employees’ Retirement System of Alabama	$0	$0	$0	$31,680,000	$31,680,000
The Teachers’ Retirement System of Alabama	$0	$0	$0	$64,320,000	$64,320,000
Ball Metal Beverage Container Corp.	$0	$0	$22,000,000	$0	$22,000,000
TOTAL:	$156,000,000	$0	$22,000,000	$96,000,000	$274,000,000